Exhibit 99.1

FOR IMMEDIATE RELEASE

MAXIMUM EFFORT CHANNEL, A PARTNERSHIP BETWEEN FUBO AND RYAN REYNOLDS’ MAXIMUM EFFORT, TO LAUNCH JUNE 20; NETWORK DROPS TRAILER FOR FIRST ORIGINAL SHOW, BEDTIME STORIES WITH RYAN

Autodesk to be Bedtime Stories with Ryan’s Official Imagination Sponsor

NEW YORK – JUNE 15, 2023 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, and Ryan Reynolds’ Maximum Effort announced today the June 20 launch of Maximum Effort Channel which will feature the debut of the partnership’s first original show - Bedtime Stories with Ryan.

Bedtime Stories with Ryan

Logline: Ryan Reynolds reads new and classic bedtime stories in an attempt to soothe your mind and soul (and also his own).

First Look: Here

Key Art: Here

“We’re so happy to create a program with the express goal of putting people to sleep. This show has actually been a dream of mine for a while,” said Maximum Effort co-founder Ryan Reynolds. “Story time is a nighttime staple in our home and is a daily reminder of the power of storytelling. We’re extremely grateful to our always amazing partners at Autodesk for helping bring this show to life with their design and make platform.”

“Bedtime Stories with Ryan is a magical mix of joy and relaxation,” said Pamela Duckworth, head of Fubo Studios at Fubo. “These may be legendary stories, but Ryan’s voice and personality amplify each one, turning them into classics for a new generation. Bedtime Stories with Ryan is the perfect original show to kick off Maximum Effort Channel’s programming slate of maximum comfort.”

Autodesk, a leader in design and make software, has signed on as the show’s official Imagination Sponsor. Bedtime Stories with Ryan will be designed and made using Autodesk’s platform, which helps creatives and innovators - as well as architects, engineers, students and more - to make anything.

“Autodesk software, used by moviemakers, engineers, and architects to design and make the world around us, also helps the next generation bring their powerful imaginations to life. That’s why we’re thrilled to be the official sponsor of Bedtime Stories with Ryan – a series which inspires these same imaginations,” said Dara Treseder, chief marketing officer at Autodesk. “As part of this work, we are proud to offer students and educators free educational access to our software, helping bright young minds transform their most creative dreams into reality, and one day, literally build a better world.”

Bedtime Stories with Ryan is a 15 episode series directed by Vincent Peone. The show is produced by Maximum Effort and Fubo in partnership with ArtClass and Loon Productions, with music by Sleeping At Last. This is the first original show announcement for Maximum Effort Channel, a channel that will be home to original and classic TV and movies – as well as some surprising content breaks - made for maximum comfort.

Maximum Effort Channel will be available on Fubo and additional streaming platforms to be announced. More programming details will be announced in the coming days.

The linear channel is part of a multi-year partnership with Fubo and Maximum Effort that includes an exclusive first-look for unscripted TV series as well as a blind scripted deal. Maximum Effort, a production company co-founded by Ryan Reynolds and George Dewey in 2018, has been granted creative control over the channel’s content. Since launching, Reynolds’ banner has an impressive creative track record which includes the Deadpool movies, Free Guy, The Adam Project and the unscripted show Welcome to Wrexham.

About Fubo

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 175 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing of up to four live channels (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), Fubo has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv.

About Maximum Effort

Maximum Effort makes movies, tv series, content and cocktails for the personal amusement of Hollywood Star Ryan Reynolds. We occasionally share them with the general public. Producers of the Deadpool films, Free Guy, The Adam Project and Welcome to Wrexham.

About Autodesk

Autodesk is changing how the world is designed and made. Our technology spans architecture, engineering, construction, product design, manufacturing, media and entertainment, empowering innovators everywhere to solve challenges big and small. From greener buildings to smarter products to more mesmerizing blockbusters, Autodesk software helps our customers to design and make a better world for all. For more information visit autodesk.com or follow @autodesk. #MakeAnything

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding business strategy and plans, channel programming, coverage and distribution and partnerships. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

Molly Alves, Maximum Effort

mollya@maximumeffort.com